Exhibit 5
                          [Davis & Gilbert Letterhead]







                                November 12, 1999


Omnicom Group Inc.
437 Madison Avenue
New York, New York  10022

              Re: The M/A/R/C Group 1997 Stock Option Plan (With Limited Stock Appreciation Rights), The M/A/R/C Group 1991 Executive Stock Plan, and common stock warrant holders
                    ------------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Omnicom Group Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement') under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission with respect to an aggregate of 159,734 shares of Common Stock, par value $.50 per share (the "Shares"), issuable pursuant to the conversion of options to acquire shares of M/A/R/C Inc. ("MARC") under The M/A/R/C Group 1997 Stock Option Plan (With Limited Stock Appreciation Rights) and The M/A/R/C Group 1991 Executive Stock Plan into options to acquire shares of the Company, and the conversion of certain common stock warrants to acquire MARC into common stock warrants to acquire the Company (The M/A/R/C Group 1997 Stock Option Plan (With Limited Stock Appreciation Rights), The M/A/R/C Group 1991 Executive Stock Plan and the common stock warrants are hereinafter collectively referred to as the "Plans").

                  We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

                  Based upon and subject to the foregoing, we are of the opinion that when issued by the Company in accordance with the terms and conditions of the Plans and following the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                        Very truly yours,

                                                        DAVIS & GILBERT LLP

                                                        /s/ Davis & Gilbert LLP



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